UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2014

VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2014, Melody C. Barnes, a Vice Provost of New York University and the former Director of the White House Domestic Policy Council, was elected to the Board of Directors of Ventas, Inc. (the “Company”).

On her initial election to the Board, Ms. Barnes received a grant of 610 shares of restricted stock issued under the Company’s 2012 Incentive Plan, which shares vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

A copy of the press release issued by the Company on September 17, 2014 announcing the election of Ms. Barnes to its Board of Directors is filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

Item 9.01.         Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:
Exhibit Number	Description
99.1	Press release issued by the Company on September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date:	September 18, 2014	By:	/s/ Kristen M. Benson
Kristen M. Benson
Senior Vice President, Associate
General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on September 17, 2014.